UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2017 (May 8, 2017)

Kaman Corporation

(Exact Name of Registrant as Specified in Charter)

Connecticut

(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100 (Registrant’s Telephone Number, Including Area Code) Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 8, 2017, Kaman Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain qualified institutional buyers (collectively the “Initial Purchasers”) pursuant to which the Company agreed to sell $175,000,000 aggregate principal amount of 3.25% convertible senior notes due 2024 (the “Initial Convertible Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed to grant a 13-day option to the Initial Purchasers to purchase all or part of an additional $25,000,000 aggregate principal amount of its 3.25% convertible senior notes due 2024 (the “Additional Convertible Notes”) to cover over-allotments. The Initial Convertible Notes, together with any Additional Convertible Notes, if and when issued, are referred to herein as the “Convertible Notes.”

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, and contribute to payments which the Initial Purchasers may be required to make in respect of any such liabilities.

Indenture

The sale of the Initial Convertible Notes closed on May 12, 2017. The Initial Convertible Notes were issued pursuant to an indenture, dated May 12, 2017 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Company will pay interest on the Convertible Notes semiannually in arrears at a rate of 3.25% per annum on May 1 and November 1 of each year commencing on November 1, 2017. The Convertible Notes are convertible based upon an initial conversion rate of 15.3227 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $65.26 per share of the Company’s common stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for accrued and unpaid interest. The Company will settle any conversions of the Convertible Notes in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.

The Convertible Notes mature on May 1, 2024, unless earlier purchased by the Company or converted. Prior to November 1, 2023, holders may convert all or a portion of their Convertible Notes only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on July 1, 2017 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On and after November 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Convertible Notes at any time, regardless of the foregoing circumstances. The conversion rate may be adjusted upon the occurrence of certain corporate events, including certain distributions and dividends to all or substantially all of the Company’s common stockholders. The holders of the Convertible Notes who convert their Convertible Notes in connection with a make-whole fundamental change (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate of the Convertible Notes.

The Company may not redeem the Convertible Notes; however, upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Convertible Notes for cash at a price equal to 100% of the principal amount of the Convertible Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the entire principal amount of all the Convertible Notes plus accrued interest, if any, to be immediately due and payable.

The Convertible Notes are general unsecured obligations of the Company. The Convertible Notes rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; are effectively subordinated in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all existing and future indebtedness and liabilities of the Company’s subsidiaries.

The net proceeds from the sale of the Initial Convertible Notes were approximately $168.4 million, after deducting the Initial Purchasers’ discounts and the estimated offering expenses payable by the Company. The Company used approximately $17.9 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). The Company used the remainder of the net proceeds from the offering, along with cash received from the Existing Option Counterparties (as defined below) in connection with the termination of the convertible note hedge transactions referred to in Item 1.02 below, to repay existing indebtedness, including using $165.3 million to repurchase approximately $103.5 million principal amount of the Company’s existing convertible notes due on November 15, 2017 (the “Existing Convertible Notes”) from a limited number of holders in privately negotiated transactions, which amount includes accrued and unpaid interest on such Existing Convertible Notes to the date of repurchase. The repurchase of approximately $102.5 million principal amount of Existing Convertible Notes settled on May 12, 2017. The Company has been informed by certain parties that the repurchase of the final approximately $1 million principal amount of Existing Convertible Notes is expected to settle on May 15, 2017.

Capped Call Transactions

In connection with the pricing of the Initial Convertible Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers (or their affiliates) (the “Option Counterparties”). The Capped Call Transactions cover, collectively, the number of shares of the Company’s common stock underlying the Initial Convertible Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Convertible Notes. The cost of the Capped Call Transactions was approximately $17.9 million.

The Capped Call Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Initial Convertible Notes in the event that the market price per share of the Company’s common stock is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Initial Convertible Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the capped call transactions will initially be $88.7570 per share, which represents a premium of approximately 70% over the last reported sale price of the Company’s common stock on May 8, 2017, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Convertible Notes and will not affect any holder’s rights under the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Capped Call Transactions. If the Initial Purchasers exercise their over-allotment option, the Company expects to use a portion of the proceeds from the sale of the Additional Convertible Notes to enter into additional capped call transactions with the Option Counterparties on substantially similar terms.

Credit Agreement Amendment

On May 8, 2017, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Credit Agreement, dated as of May 6, 2015, by and among the Company, RWG Germany GmbH, Kaman Composites – UK Holdings Limited and the other subsidiary borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, and SunTrust Bank, KeyBank National Association, TD Bank, N.A., Branch Banking and Trust Company and Fifth Third Bank, as Co-Documentation Agents, to permit the offering of the Convertible Notes and the entering into of the Capped Call Transactions.

The foregoing descriptions of the Indenture, Amendment No. 1, the Purchase Agreement and the Capped Call Transactions are summaries and are qualified in their entirety by the copies of the Indenture, Amendment No. 1, the Purchase Agreement and the Letter Agreements with respect to the Capped Call Transactions attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with its initial issuance of Existing Convertible Notes in November 2010, the Company previously entered into convertible note hedge transactions and warrant transactions (the “Existing Call Spread Transactions”) with certain financial institutions (the “Existing Option Counterparties”). Together with the repurchase of a portion of the Existing Convertible Notes described in Item 1.01 above, the Company entered into agreements with the Existing Option Counterparties to terminate a portion of such Existing Call Spread Transactions in a notional amount corresponding to the amount of the Existing Convertible Notes repurchased. In connection with the termination of such Existing Call Spread Transactions, the Existing Option Counterparties paid to the Company an aggregate of approximately $58.6 million and the Company delivered to the Existing Option Counterparties an aggregate of 624,044 shares of the Company’s common stock.

In connection with the termination of such Existing Call Spread Transactions and the expected related unwinding of the existing hedge position of the Existing Option Counterparties with respect to such transactions, the Existing Option Counterparties and/or their respective affiliates may sell shares of the Company’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Company’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the Convertible Notes. In connection with these transactions, the Company may make or receive payments in amounts that depend on the market price of its common stock during the unwind period.

The foregoing description of the partial termination of the Existing Call Spread Transactions is a summary and is qualified in its entirety by the copies of the call option termination agreements and warrant termination agreements attached hereto as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

The Company’s offering of the Initial Convertible Notes to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement, including that the Initial Purchasers would only offer, sell or deliver the Initial Convertible Notes to persons inside the United States whom they reasonably believe to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act.

The Initial Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Initial Convertible Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

The issuance of shares of the Company’s common stock to the Existing Options Counterparties in connection with the partial termination of the existing warrant transactions has been issued in transactions exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 12, 2017, by and between Kaman Corporation and U.S. Bank National Association, as trustee

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 6, 2015, by and among Kaman Corporation, RWG Germany GmbH, Kaman Composites – UK Holdings Limited and the other subsidiary borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, and SunTrust Bank, KeyBank National Association, TD Bank, N.A., Branch Banking and Trust Company and Fifth Third Bank, as Co-Documentation Agents

10.2	Purchase Agreement, dated May 8, 2017, among Kaman Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Initial Purchasers

10.3	Letter Agreement, dated May 8, 2017, between Bank of America, N.A. and Kaman Corporation, regarding the Capped Call Transaction

10.4	Letter Agreement, dated May 8, 2017, between JPMorgan Chase Bank, National Association, London Branch and Kaman Corporation, regarding the Capped Call Transaction

10.5	Letter Agreement, dated May 8, 2017, between UBS AG, London Branch and Kaman Corporation, regarding the Capped Call Transaction

10.6	Call Option Termination Agreement, dated May 8, 2017, between Goldman Sachs & Co. LLC and Kaman Corporation

10.7	Call Option Termination Agreement, dated May 8, 2017, between Bank of America, N.A. and Kaman Corporation

10.8	Call Option Termination Agreement, dated May 8, 2017, between The Royal Bank of Scotland plc and Kaman Corporation

10.9	Warrant Termination Agreement, dated May 8, 2017, between Goldman Sachs & Co. LLC and Kaman Corporation

10.10	Warrant Termination Agreement, dated May 8, 2017, between Bank of America, N.A. and Kaman Corporation

10.11	Warrant Termination Agreement, dated May 8, 2017, between The Royal Bank of Scotland plc and Kaman Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

Date: May 12, 2017

/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of May 12, 2017, by and between Kaman Corporation and U.S. Bank National Association, as trustee

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 6, 2015, by and among Kaman Corporation, RWG Germany GmbH, Kaman Composites – UK Holdings Limited and the other subsidiary borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citizens Bank, N.A., as Co-Syndication Agents, and SunTrust Bank, KeyBank National Association, TD Bank, N.A., Branch Banking and Trust Company and Fifth Third Bank, as Co-Documentation Agents

10.2	Purchase Agreement, dated May 8, 2017, among Kaman Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Initial Purchasers

10.3	Letter Agreement, dated May 8, 2017, between Bank of America, N.A. and Kaman Corporation, regarding the Capped Call Transaction

10.4	Letter Agreement, dated May 8, 2017, between JPMorgan Chase Bank, National Association, London Branch and Kaman Corporation, regarding the Capped Call Transaction

10.5	Letter Agreement, dated May 8, 2017, between UBS AG, London Branch and Kaman Corporation, regarding the Capped Call Transaction

10.6	Call Option Termination Agreement, dated May 8, 2017, between Goldman Sachs & Co. LLC and Kaman Corporation

10.7	Call Option Termination Agreement, dated May 8, 2017, between Bank of America, N.A. and Kaman Corporation

10.8	Call Option Termination Agreement, dated May 8, 2017, between The Royal Bank of Scotland plc and Kaman Corporation

10.9	Warrant Termination Agreement, dated May 8, 2017, between Goldman Sachs & Co. LLC and Kaman Corporation

10.10	Warrant Termination Agreement, dated May 8, 2017, between Bank of America, N.A. and Kaman Corporation

10.11	Warrant Termination Agreement, dated May 8, 2017, between The Royal Bank of Scotland plc and Kaman Corporation